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Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

PARTICIPATING FUNDS

..  U.S. Registered Funds (Name of Fund, Aladdin Ticker):
   BlackRock Pennsylvania Municipal Bond Fund of BlackRock Multi-State Municip (BR-PAMUNI)
   BlackRock Municipal Income Quality Trust (BYM)
   BlackRock MuniYield Pennsylvania Quality Fund, Inc. (MPA)
   BlackRock MuniYield Quality Fund II, Inc. (MQT)
   BlackRock MuniVest Fund, Inc. (MVF)

THE OFFERING

KEY CHARACTERISTICS (COMPLETE ALL FIELDS)


Date of Offering
Commencement:              11-05-2015

Security Type:             BND/MUNI

Issuer The Pennsylvania Housing Finance Agency Single Family Mortgage Revenue Bonds Series 2015-118-B

Selling Underwriter        RBC Capital markets

Affiliated Underwriter(s)  [X] PNC Capital Markets LLC
                           [_] Other:

List of Underwriter(s)     RBC Capital Markets, Wells Fargo Securities, LLC,
                           Barclays Capital Inc., Merrill Lynch,Pierce,
                           Fenner & Smith Incorporated, George K.Baum &
                           Company, Janney Montgomery Scott, J.P. Morgan
                           Securities LLC, Loop Capital Markets, Morgan
                           Stanley & Co. LLC, Piper Jaffray & Co., PNC
                           Capital Markets LLC, Quoin Capital LLC

TRANSACTION DETAILS

Date of Purchase  11-05-2015

Purchase Price/Share
(PER SHARE / % OF PAR)  $100 Total Commission, Spread or Profit          0.694

1.   Aggregate Principal Amount Purchased (a+b)                   $11,000,000

     a.  US Registered Funds
         (Appendix attached with individual Fund/Client
         purchase)                                                $11,000,000

     b.  Other BlackRock Clients                                          N/A

2.   Aggregate Principal Amount of Offering                       $90,000,000

FUND RATIO
[Divide Sum of #1 by #2]
Must be less than 0.25                                                0.12222

Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]


LEGAL REQUIREMENTS

OFFERING TYPE (CHECK ONE)

The securities fall into one of the following transaction types (see
Definitions):

[_]  U.S. Registered Public Offering. [Issuer must have 3 years of continuous operations]
[_]  Eligible Rule 144A Offering..... [Issuer must have 3 years of continuous operations]
[X]  Eligible Municipal Securities
[_]  Eligible Foreign Offering....... [Issuer must have 3 years of continuous operations]
[_]  Government Securities Offering.. [Issuer must have 3 years of continuous operations]

TIMING AND PRICE (CHECK ONE OR BOTH)

[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and

[_] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

FIRM COMMITMENT OFFERING (CHECK ONE)

[X] YES  The securities were offered pursuant to an underwriting or similar
[_] NO agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

NO BENEFIT TO AFFILIATED UNDERWRITER (CHECK ONE)

[X] YES  No affiliated underwriter was a direct or indirect participant in, or
[_] NO   benefited directly or indirectly from, the transaction.

Completed by:  Dipankar Banerjee                Date: 12-18-2015
               -------------------------------
               Global Syndicate Team Member

Approved by:   Betsy Mathews, Steven Delaura    Date: 12-18-2015
               -------------------------------
               Global Syndicate Team Member

Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]


DEFINITIONS

TERM                       DEFINITION

Fund Ratio                 Number appearing at the bottom of page 1 of 2 of
                           the Rule 10f-3 Report form. It is the sum of the Funds' participation in the offering by the Funds and other accounts managed by BlackRock divided by the total amount of the offering.

Eligible Foreign Offering  The securities are sold in a public offering conducted under the laws of a country other than the United States and

                           (a) the offering is subject to regulation in such country by a "foreign financial regulatory authority," as defined in Section 2(a)(50) of the Investment Company Act of 1940;

                           (b) the securities were offered at a fixed price to all purchasers in the offering (except for any rights to purchase securities that are required by law to be granted to existing security holders of the issuer);

                           (c) financial statements, prepared and audited as required or permitted by the appropriate foreign financial regulatory authority in such country, for the two years prior to the offering, were made available to the public and prospective purchasers in connection with the offering; and

                           (d) if the issuer is a "domestic issuer," i.e., other than a foreign government, a national of any foreign country, or a corporation or other organization incorporated or organized under the laws of any foreign country, it (1) has a class of securities registered pursuant to section 12(b) or 12(g) of the Securities
                                Exchange Act of 1934 or is required to file reports pursuant to section 15(d) of that act, and (2) has filed all the material required to be filed pursuant to section 13(a) or 15(d) of that act for a period of at least 12 months immediately preceding the sale of securities (or for such shorter period that the issuer was required to file such material)

Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]


TERM                           DEFINITION

Eligible Municipal Securities  The securities:

                               (a) are direct obligations of, or obligations guaranteed as to principal or interest by, a State or any political subdivision thereof, or any agency or instrumentality of a State or any political subdivision thereof, or any municipal corporate instrumentality of one or more States, or any security which is an industrial development bond (as defined in section 103(c)(2) of Title 26) the interest on which is excludable from gross income under certain provisions of the Internal Revenue Code;

                               (b) are sufficiently liquid that they can be sold at or near their carrying value within a reasonably short period of time; and

                               (c)  either

                                   (1)  are subject to no greater than
                                        moderate credit risk; or

                                   (2)  if the issuer of the municipal
                                        securities, or the entity supplying
                                        the revenues or other payments from
                                        which the issue is to be paid, has
                                        been in continuous operation for less
                                        than three years, including the
                                        operation of any predecessors, the
                                        securities are subject to a minimal or
                                        low amount of credit risk.

                               Also, purchases of municipal securities may not be designated as group sales or otherwise allocated to the account of any prohibited seller (i.e., an affiliated underwriter).

Eligible Rule 144A Offering    The securities are sold in an offering where

                               (a)  the securities are offered or sold in
                                    transactions exempt from registration
                                    under Section 4(2) of the Securities Act of 1933, Rule 144A thereunder, or Rules 501-508 thereunder;

                               (b) the securities were sold to persons that the seller and any person acting on behalf of the seller reasonably believe to include qualified institutional buyers, as defined in Rule 144A ("QIBs"); and

                               (c) the seller and any person acting on behalf of the seller reasonably believe that the securities are eligible for resale to other QIBs pursuant to Rule 144A.

Government Securities          The security is issued or guaranteed as to
Offering                       principal or interest by the United States, or
                               by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States;
                               or any certificate of deposit for any of the foregoing.

Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]


TERM                    DEFINITION

U.S. Registered Public  The securities offered are registered under the
Offering.               Securities Act of 1933 that are being offered to the
                        public.